CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Advisors Series Trust of our reports dated December 18, 2003, relating to the financial statements and financial highlights which appear in the October 31, 2003 Annual Report to Shareholders of Provident Investment Counsel Small Cap Growth Fund I, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

New York, New York
December 18, 2003